Exhibit 99.1

Alliant Energy Corporation
Corporate Headquarters
4902 North Biltmore Lane
Madison, WI 53718-2148
www.alliantenergy.com
News Release

FOR IMMEDIATE RELEASE	Media Contact:	Scott Reigstad (608) 458-3145
	Investor Relations:	Susan Gille (608) 458-3956

ALLIANT ENERGY ANNOUNCES THIRD QUARTER 2015 RESULTS, 2016 EARNINGS GUIDANCE AND INCREASED ANNUAL COMMON STOCK DIVIDEND TARGET FOR 2016
Narrows 2015 earnings guidance range and provides forecasted 2015 - 2024 capital expenditures

MADISON, Wis. - November 5, 2015 - Alliant Energy Corporation (NYSE: LNT) today announced U.S. generally accepted accounting principles (GAAP) and non-GAAP consolidated unaudited earnings per share (EPS) from continuing operations for the three months ended September 30 as follows:

	Adjusted (non-GAAP) EPS		GAAP EPS from
	from Continuing Operations		Continuing Operations
	2015	2014	2015	2014
Utilities, ATC and Corporate Services	$1.70	$1.50	$1.66	$1.50
Non-regulated and Parent	(0.07)	(0.10)	(0.07)	(0.10)
Alliant Energy Consolidated	$1.63	$1.40	$1.59	$1.40

“We are consistently producing financial and operational results in line with our expectations,” said Patricia Kampling, Alliant Energy Chairman, President and CEO. “With the third quarter behind us, we are narrowing 2015 adjusted earnings per share guidance to a midpoint of $3.57. This midpoint reflects a $0.03 per share loss from reserves for the anticipated change to ATC’s authorized return on equity.”

Utilities, ATC and Corporate Services - Alliant Energy’s Utilities, American Transmission Company LLC (ATC) and Alliant Energy Corporate Services, Inc. (Corporate Services) operations generated $1.70 per share of non-GAAP EPS from continuing operations in the third quarter of 2015, which was $0.20 per share higher than the third quarter of 2014. The primary drivers of higher EPS were lower retail electric customer billing credits at Interstate Power and Light Company (IPL), higher electric sales and lower energy efficiency cost recovery amortizations at Wisconsin Power and Light Company (WPL). Higher quarter-over-quarter EPS was partially offset by higher electric transmission service expense at WPL and the dilution impact of shares issued in 2015.

Non-regulated and Parent - Alliant Energy’s Non-regulated and Parent operations generated $(0.07) per share of non-GAAP EPS from continuing operations in the third quarter of 2015, which was an improvement of $0.03 per share compared to the third quarter of 2014. The timing of income taxes at the Parent contributed to losses in each quarter and the higher quarter-over-quarter earnings.

Earnings Adjustments - Non-GAAP EPS for the three months ended September 30, 2015 excludes $0.04 per share of voluntary employee separation charges. Non-GAAP EPS for the nine months ended September 30, 2015 excludes $0.04 per share of voluntary employee separation charges and $0.06 per share of losses on sales of IPL’s Minnesota electric and gas distribution assets. Non-GAAP adjustments, which relate to material charges or income that are not normally associated with ongoing operations, are provided as a supplement to results reported in accordance with GAAP.

Details regarding GAAP EPS from continuing operations variances between the third quarters of 2015 and 2014 for Alliant Energy are as follows:

	Q3 2015	Q3 2014	Variance
Utilities, ATC and Corporate Services:
Lower retail electric customer billing credits at IPL	($0.03)	($0.14)	$0.11
Higher estimated temperature-normalized retail electric sales			0.06
Lower energy efficiency cost recovery amortizations at WPL	—	(0.06)	0.06
Estimated temperature impact on electric sales	(0.01)	(0.06)	0.05
Higher electric transmission service expense at WPL			(0.04)
Dilution impact of shares issued in 2015	(0.04)	—	(0.04)
Voluntary employee separation charges	(0.04)	—	(0.04)
Lower operation and maintenance expense			0.04
Other			(0.04)
Total Utilities, ATC and Corporate Services			$0.16
Non-regulated and Parent:
Electric and gas tax benefit riders impact at Parent (timing between quarters)			$0.02
Other			0.01
Total Non-regulated and Parent			$0.03

Lower retail electric customer billing credits at IPL - IPL is providing customer billing credits to its Iowa retail electric customers of $105 million in aggregate over the 2014-2016 period in connection with its approved Iowa retail electric base rate freeze through 2016. In 2015, IPL will credit customer bills by approximately $25 million and the credits will occur ratably throughout the year. By comparison, the billing credits in 2014 only occurred from May through December and were approximately $70 million.

Higher estimated temperature-normalized retail electric sales - Third quarter 2015 temperature-normalized retail electric sales, were over 2% higher than third quarter 2014, excluding the impacts of the Minnesota distribution asset sale. Year-to-date 2015 temperature-normalized retail electric sales were approximately 1%, or $0.06 per share, higher than the nine months ended September 30, 2014, excluding the impacts of the Minnesota distribution asset sale. In July 2015, IPL completed the sale of its Minnesota electric distribution assets. Prior to this sale, Minnesota electric sales were reported as retail sales. Following this sale, Minnesota electric sales are reported as wholesale in accordance with the wholesale power supply agreement between IPL and Southern Minnesota Energy Cooperative.

Higher electric transmission service expense at WPL - Included in WPL’s base rate settlement for 2015 and 2016 was an increase in transmission expenses primarily due to the anticipated allocation of system support resource costs from the Presque Isle plant located in upper Michigan. Subsequent to the settlement, the Federal Energy Regulatory Commission (FERC) issued an order requiring the Midcontinent Independent System Operator, Inc. to change how it allocates those system support resource costs. As a result, the amount of transmission expenses billed to WPL in 2015 is expected to be lower than what was reflected in the settlement. WPL’s 2015 income statement will reflect transmission expenses based on what was reflected in the base rate settlement. Since the Public Service Commission of Wisconsin (PSCW) approved escrow accounting treatment of transmission expenses, the difference between actual transmission expenses billed to WPL and those reflected in the settlement will accumulate in a regulatory liability and be refunded to customers in the future.

Voluntary employee separation charges - With Alliant Energy’s continued focus to keep costs manageable for its customers, it is reshaping the organization to be leaner. Approximately 2% of total Alliant Energy employees accepted voluntary separation packages, which resulted in charges of $0.04 per share recorded in the third quarter of 2015.

2015 Earnings Guidance

Alliant Energy is narrowing its 2015 EPS guidance range, and reducing the midpoint by the $0.03 per share of losses from reserves for the anticipated change to ATC’s authorized return on equity, as follows:

	Revised	Previous
Utilities, ATC and Corporate Services	$3.45-$3.55	$3.40 - $3.60
Non-regulated and Parent	0.05-0.10	0.05 - 0.15
Alliant Energy Consolidated	$3.50-$3.65	$3.45 - $3.75

Drivers for Alliant Energy’s 2015 revised earnings guidance include, but are not limited to:

•	Ability of IPL and WPL to earn their authorized rates of return

•	Stable economy and resulting implications on utility sales

•	Normal temperatures and operating conditions for the remainder of the year in its utility service territories

•	Continuing cost controls and operational efficiencies

•	Execution of IPL’s and WPL’s capital expenditure and financing plans

•	Anticipated change to ATC’s authorized return on equity to 11.5%, inclusive of a 50 basis point incentive adder

•	Consolidated effective tax rate of 15%

The 2015 earnings guidance does not include the impacts of any material non-cash valuation adjustments, regulatory-related charges or credits, reorganizations or restructurings, discontinued operations, further impacts from anticipated changes to ATC’s authorized return on equity, losses from the sales of the Minnesota distribution assets of $0.06 per share recorded in the second quarter of 2015, impacts from voluntary employee separation charges of $0.04 per share recorded in the third quarter of 2015, future changes in laws or regulations, adjustments made to deferred tax assets and liabilities from valuation allowances and organizational structure changes, pending lawsuits and disputes, federal and state income tax audits and other Internal Revenue Service proceedings or changes in GAAP and tax methods of accounting that may impact the reported results of Alliant Energy.

2016 Earnings Guidance

Alliant Energy is issuing the following EPS guidance for 2016:

Utilities, ATC and Corporate Services	$3.55 - $3.80
Non-regulated and Parent	0.05 - 0.10
Alliant Energy Consolidated	$3.60 - $3.90

Drivers for Alliant Energy’s 2016 earnings guidance include, but are not limited to:

•	Ability of IPL and WPL to earn their authorized rates of return

•	Stable economy and resulting implications on utility sales

•	Normal temperatures and operating conditions in its utility service territories

•	Continuing cost controls and operational efficiencies

•	Execution of IPL’s and WPL’s capital expenditure and financing plans

•	Anticipated change to ATC’s authorized return on equity to 11.5%, inclusive of a 50 basis point incentive adder

•	Projected retirement plan valuations at December 31, 2015

•	Consolidated effective tax rate of 16%

The 2016 earnings guidance does not include the impacts of any material non-cash valuation adjustments, regulatory-related charges or credits, reorganizations or restructurings, discontinued operations, further impacts from anticipated changes to ATC’s authorized return on equity, future changes in laws or regulations, adjustments made to deferred tax assets and liabilities from valuation allowances and organizational structure changes, pending lawsuits and disputes, federal and state income tax audits and other Internal Revenue Service proceedings or changes in GAAP and tax methods of accounting that may impact the reported results of Alliant Energy.

“In 2016, we expect to see earnings improvement from our increasing rate base while our customers will not see an increase in retail electric or gas base rates,” said Kampling. “With the continued improvement in our earnings and constructive regulatory outcomes, we are pleased to announce that our 2016 dividend target will increase by 7%, or $0.15 per share.”

2016 Annual Common Stock Dividend Target

Alliant Energy’s Board of Directors approved a 7% increase, or $0.15 per share, to its 2016 expected annual common stock dividend target of $2.35 per share from the current annual common stock dividend target of $2.20 per share. Payment of the 2016 quarterly dividend is subject to the actual dividend declaration by the Board of Directors, which is expected in January 2016 for the first quarter dividend.

Projected Capital Expenditures

Alliant Energy has updated its projected capital expenditures for 2015 through 2019, which total $5.8 billion, as follows (in millions). In addition, Alliant Energy currently projects aggregate capital expenditures of $4.8 billion for 2020 through 2024. The projected capital expenditures exclude allowance for funds used during construction (AFUDC) and capitalized interest, if applicable.

	2015	2016	2017	2018	2019
Generation:
IPL’s Marshalltown Generating Station	$280	$190	$10	$—	$—
WPL’s proposed Riverside Energy Center expansion	10	100	325	240	30
Environmental compliance	145	100	70	60	25
Other	120	175	170	135	140
Distribution:
Electric systems	280	280	355	430	470
Gas systems	95	200	150	210	165
Other	120	90	170	175	260
Total Capital Expenditures(a)	$1,050	$1,135	$1,250	$1,250	$1,090

(a)	Cost estimates represent Alliant Energy’s estimated portion of total escalated construction expenditures.

Earnings Conference Call

A conference call to review the third quarter 2015 results, updated 2015 earnings guidance, 2016 earnings guidance, 2016 common stock dividend target and projected capital expenditures is scheduled for Friday, November 6th at 9:00 a.m. central time. Alliant Energy Chairman, President and Chief Executive Officer Patricia Kampling and Senior Vice President and Chief Financial Officer Tom Hanson will host the call. The conference call is open to the public and can be accessed in two ways. Interested parties may listen to the call by dialing 888-221-9591 (United States or Canada) or 913-312-1434 (International), passcode 8244179. Interested parties may also listen to a webcast at www.alliantenergy.com/investors. In conjunction with the information in this earnings announcement and the conference call, Alliant Energy posted supplemental materials on its website. A replay of the call will be available through November 13, 2015, at 888-203-1112 (United States or Canada) or 719-457-0820 (International), passcode 8244179. An archive of the webcast will be available on the Company’s Web site at www.alliantenergy.com/investors for 12 months.

About Alliant Energy Corporation

Alliant Energy is the parent company of two public utility companies - Interstate Power and Light Company and Wisconsin Power and Light Company - and of Alliant Energy Resources, LLC, the parent company of Alliant Energy’s non-regulated operations. Alliant Energy is an energy-services provider with utility subsidiaries serving approximately 1 million electric and 410,000 natural gas customers. Providing its customers in the Midwest with regulated electricity and natural gas service is the Company’s primary focus. Alliant Energy, headquartered in Madison, Wisconsin, is a Fortune 1000 company traded on the New York Stock Exchange under the symbol LNT. For more information, visit the Company’s Web site at www.alliantenergy.com.

Forward-Looking Statements

This press release includes forward-looking statements. These forward-looking statements can be identified by words such as “forecast,” “expect,” “guidance,” or other words of similar import. Similarly, statements that describe future financial performance or plans or strategies are forward-looking statements. Such forward looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those expressed in, or implied by, such statements. Actual results could be materially affected by the following factors, among others:

•	federal and state regulatory or governmental actions, including the impact of energy, tax, financial and health care legislation, and regulatory agency orders;

•
IPL’s and WPL’s ability to obtain adequate and timely rate relief to allow for, among other things, the recovery of fuel costs, operating costs, transmission costs, deferred expenditures, capital expenditures, and remaining costs related to electric generating units (EGUs) that may be permanently closed, earning their authorized rates of return, and the payments to their parent of expected levels of dividends;

•	the ability to continue cost controls and operational efficiencies;

•	the impact of IPL’s retail electric base rate freeze in Iowa during 2015 and 2016;

•	the impact of WPL’s retail electric and gas base rate freeze in Wisconsin during 2015 and 2016;

•	weather effects on results of utility operations, including impacts of temperature changes in IPL’s and WPL’s service territories on customers’ demand for electricity and gas;

•	the impact of the economy in IPL’s and WPL’s service territories and the resulting impacts on sales volumes, margins and the ability to collect unpaid bills;

•
the impact of customer- and third party-owned generation, including alternative electric suppliers, in IPL’s and WPL’s service territories on system reliability, operating expenses and customers’ demand for electricity;

•	the impact of energy efficiency, franchise retention, customer- and third party-owned generation and customer disconnects on sales volumes and margins;

•	the impact that price changes may have on IPL’s and WPL’s customers’ demand for electric, gas and steam services and their ability to pay their bills;

•
developments that adversely impact the ability to implement the strategic plan, including unanticipated issues with new emission controls equipment for various coal-fired EGUs of IPL and WPL, IPL’s construction of the Marshalltown Generating Station, WPL’s proposed Riverside Energy Center expansion, various replacements, modernization, and expansion of IPL’s and WPL’s electric and gas distribution systems, Alliant Energy Resources, LLC’s electricity output and selling price of such output from its Franklin County wind farm, and the potential decommissioning of certain EGUs of IPL and WPL;

•
issues related to the availability and operations of EGUs, including start-up risks, breakdown or failure of equipment, performance below expected or contracted levels of output or efficiency, operator error, transmission constraints, compliance with mandatory reliability standards and risks related to recovery of resulting incremental costs through rates;

•	disruptions in the supply and delivery of coal, natural gas and purchased electricity;

•
changes in the price of delivered coal, natural gas and purchased electricity due to shifts in supply and demand caused by market conditions and regulations, and the ability to recover and to retain the recovery of related changes in purchased power, fuel and fuel-related costs through rates in a timely manner;

•	impacts on equity income from unconsolidated investments due to potential changes to ATC’s authorized return on equity;

•
issues associated with environmental remediation and environmental compliance, including compliance with the Consent Decree between WPL, the U.S. Environmental Protection Agency (EPA) and the Sierra Club, the Consent Decree between IPL, the EPA, the Sierra Club, the State of Iowa and Linn County in Iowa, the coal combustion residuals rule, future changes in environmental laws and regulations, including the EPA’s regulations for carbon dioxide emissions reductions from new and existing fossil-fueled EGUs, and litigation associated with environmental requirements;

•
the ability to defend against environmental claims brought by state and federal agencies, such as the EPA, state natural resources agencies or third parties, such as the Sierra Club, and the impact on operating expenses of defending and resolving such claims;

•	the ability to recover through rates all environmental compliance and remediation costs, including costs for projects put on hold due to uncertainty of future environmental laws and regulations;

•	impacts that storms or natural disasters in IPL’s and WPL’s service territories may have on their operations and recovery of, and rate relief for, costs associated with restoration activities;

•	the direct or indirect effects resulting from terrorist incidents, including physical attacks and cyber attacks, or responses to such incidents;

•
the impact of penalties or third-party claims related to, or in connection with, a failure to maintain the security of personally identifiable information, including associated costs to notify affected persons and to mitigate their information security concerns;

•
the direct or indirect effects resulting from breakdown or failure of equipment in the operation of gas distribution systems, such as leaks, explosions and mechanical problems, and compliance with gas distribution safety regulations, such as those that may be issued by the Pipeline and Hazardous Materials Safety Administration;

•	risks associated with implementation of a new customer billing and information system, which is currently expected to be completed by the end of the first quarter of 2016;

•
impacts of IPL’s future tax benefits from Iowa rate-making practices, including deductions for repairs expenditures and allocation of mixed service costs, and recoverability of the associated regulatory assets from customers, when the differences reverse in future periods;

•
any material post-closing adjustments related to any past asset divestitures, including the sales of IPL’s Minnesota electric and natural gas distribution assets and RMT, Inc., which could result from, among other things, warranties, parental guarantees or litigation;

•	continued access to the capital markets on competitive terms and rates, and the actions of credit rating agencies;

•	inflation and interest rates;

•
changes to the creditworthiness of counterparties with which Alliant Energy, IPL and WPL have contractual arrangements, including participants in the energy markets and fuel suppliers and transporters;

•
issues related to electric transmission, including operating in Regional Transmission Organization energy and ancillary services markets, the impacts of potential future billing adjustments and cost allocation changes from Regional Transmission Organizations and recovery of costs incurred;

•	current or future litigation, regulatory investigations, proceedings or inquiries, including the flood damage lawsuit pending against CRANDIC;

•	Alliant Energy’s ability to sustain its dividend payout ratio goal;

•	employee workforce factors, including changes in key executives, collective bargaining agreements and negotiations, work stoppages or restructurings;

•	access to technological developments;

•	changes in technology that alter the channels through which electric customers buy or utilize power;

•	material changes in retirement and benefit plan costs;

•	the impact of performance-based compensation plans accruals;

•	the effect of accounting pronouncements issued periodically by standard-setting bodies, including a new revenue recognition standard, which is currently expected to be adopted in 2018;

•	the impact of changes to production tax credits for wind farms;

•	the impact of adjustments made to deferred tax assets and liabilities from state apportionment assumptions;

•	the ability to utilize tax credits and net operating losses generated to date, and those that may be generated in the future, before they expire;

•	the ability to successfully complete tax audits and changes in tax accounting methods with no material impact on earnings and cashflows; and

•	factors listed in the “2015 Earnings Guidance” and “2016 Earnings Guidance” sections of this press release.

For more information about potential factors that could affect Alliant Energy’s business and financial results, refer to Alliant Energy’s most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”), including the section therein titled “Risk Factors,” and its other filings with the SEC.

Without limitation, the expectations with respect to 2015 and 2016 earnings guidance, 2016 annual common stock dividend target, and 2015 through 2024 capital expenditures guidance in this press release are forward-looking statements and are based in part on certain assumptions made by Alliant Energy, some of which are referred to in the forward-looking statements. Alliant Energy cannot provide any assurance that the assumptions referred to in the forward-looking statements or otherwise are accurate or will prove to be correct. Any assumptions that are inaccurate or do not prove to be correct could have a material adverse effect on Alliant Energy’s ability to achieve the estimates or other targets included in the forward-looking statements. The forward-looking statements included herein are made as of the date hereof and, except as required by law, Alliant Energy undertakes no obligation to update publicly such statements to reflect subsequent events or circumstances.

Note: Unless otherwise noted, all “per share” references in this release refer to earnings per diluted share.

ALLIANT ENERGY CORPORATION
THIRD QUARTER EARNINGS SUMMARY (Unaudited)

The following tables provide a summary of Alliant Energy’s results for the three months ended September 30:

EPS:	Three Months
	GAAP EPS		Adjustments		Non-GAAP EPS
	2015	2014	2015	2014	2015	2014
IPL	$1.04	$0.92	$0.02	$—	$1.06	$0.92
WPL	0.60	0.56	0.02	—	0.62	0.56
AE Transco Investments, LLC and Corporate Services	0.02	0.02	—	—	0.02	0.02
Subtotal for Utilities, ATC and Corporate Services	1.66	1.50	0.04	—	1.70	1.50
Non-regulated and Parent	(0.07)	(0.10)	—	—	(0.07)	(0.10)
EPS from continuing operations	1.59	1.40	0.04	—	1.63	1.40
EPS from discontinued operations	—	(0.02)	—	—	—	(0.02)
Alliant Energy Consolidated	$1.59	$1.38	$0.04	$—	$1.63	$1.38

Earnings (in millions):	Three Months
	GAAP Income (Loss)		Adjustments		Non-GAAP Income (Loss)
	2015	2014	2015	2014	2015	2014
IPL	$117.4	$102.5	$2.8	$—	$120.2	$102.5
WPL	67.5	61.6	1.9	—	69.4	61.6
AE Transco Investments, LLC and Corporate Services	3.2	2.6	—	—	3.2	2.6
Subtotal for Utilities, ATC and Corporate Services	188.1	166.7	4.7	—	192.8	166.7
Non-regulated and Parent	(8.1)	(11.5)	—	—	(8.1)	(11.5)
Earnings from continuing operations	180.0	155.2	4.7	—	184.7	155.2
Loss from discontinued operations	(0.1)	(1.9)	—	—	(0.1)	(1.9)
Alliant Energy Consolidated	$179.9	$153.3	$4.7	$—	$184.6	$153.3

Adjusted, or non-GAAP, earnings for 2015 do not include the following items (after-tax) that were included in the reported GAAP earnings:

	Non-GAAP Income (Loss) Adjustments (in millions)		Non-GAAP EPS Adjustments
	2015	2014	2015	2014
Utilities, ATC and Corporate Services:
Voluntary employee separation charges	$4.7	$—	$0.04	$—
Total Utilities, ATC and Corporate Services	$4.7	$—	$0.04	$—

ALLIANT ENERGY CORPORATION
NINE MONTHS ENDED SEPTEMBER 30 EARNINGS SUMMARY (Unaudited)

The following tables provide a summary of Alliant Energy’s results for the nine months ended September 30:

EPS:	Nine Months
	GAAP EPS		Adjustments		Non-GAAP EPS
	2015	2014	2015	2014	2015	2014
IPL	$1.62	$1.48	$0.08	$—	$1.70	$1.48
WPL	1.34	1.36	0.02	—	1.36	1.36
AE Transco Investments, LLC and Corporate Services	0.08	0.07	—	—	0.08	0.07
Subtotal for Utilities, ATC and Corporate Services	3.04	2.91	0.10	—	3.14	2.91
Non-regulated and Parent	0.03	0.03	—	—	0.03	0.03
EPS from continuing operations	3.07	2.94	0.10	—	3.17	2.94
EPS from discontinued operations	(0.01)	(0.02)	—	—	(0.01)	(0.02)
Alliant Energy Consolidated	$3.06	$2.92	$0.10	$—	$3.16	$2.92

Earnings (in millions):	Nine Months
	GAAP Income (Loss)		Adjustments		Non-GAAP Income (Loss)
	2015	2014	2015	2014	2015	2014
IPL	$181.9	$164.3	$9.6	$—	$191.5	$164.3
WPL	151.1	151.0	1.9	—	153.0	151.0
AE Transco Investments, LLC and Corporate Services	9.2	7.0	—	—	9.2	7.0
Subtotal for Utilities, ATC and Corporate Services	342.2	322.3	11.5	—	353.7	322.3
Non-regulated and Parent	3.3	3.0	—	—	3.3	3.0
Earnings from continuing operations	345.5	325.3	11.5	—	357.0	325.3
Loss from discontinued operations	(1.4)	(2.2)	—	—	(1.4)	(2.2)
Alliant Energy Consolidated	$344.1	$323.1	$11.5	$—	$355.6	$323.1

Adjusted, or non-GAAP, earnings for 2015 do not include the following items (after-tax) that were included in the reported GAAP earnings:

	Non-GAAP Income (Loss) Adjustments (in millions)		Non-GAAP EPS Adjustments
	2015	2014	2015	2014
Utilities, ATC and Corporate Services:
Losses on sales of IPL’s Minnesota distribution assets	$6.8	$—	$0.06	$—
Voluntary employee separation charges	4.7	—	0.04	—
Total Utilities, ATC and Corporate Services	$11.5	$—	$0.10	$—

ALLIANT ENERGY CORPORATION
CONSOLIDATED STATEMENTS OF INCOME (Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
	(in millions, except per share amounts)
Operating revenues:
Utility:
Electric	$835.8	$771.2	$2,147.5	$2,090.9
Gas	38.0	47.2	288.1	364.8
Other	13.4	12.2	44.6	50.6
Non-regulated	11.7	12.5	33.3	39.9
	898.9	843.1	2,513.5	2,546.2
Operating expenses:
Electric production fuel and purchased power	245.8	230.8	646.9	683.6
Electric transmission service	127.6	114.0	367.7	333.6
Cost of gas sold	13.6	21.8	166.3	228.7
Other operation and maintenance:
Energy efficiency costs	15.3	23.5	48.7	78.8
Losses on sales of Minnesota electric and gas distribution assets	—	—	11.6	—
Voluntary employee separation charges	7.9	—	7.9	—
Other	127.9	135.5	388.1	405.0
Depreciation and amortization	99.3	97.1	299.9	288.4
Taxes other than income taxes	25.6	25.6	78.6	75.8
	663.0	648.3	2,015.7	2,093.9
Operating income	235.9	194.8	497.8	452.3
Interest expense and other:
Interest expense	46.4	44.6	139.5	134.9
Equity income from unconsolidated investments, net	(11.1)	(11.5)	(28.9)	(34.2)
Allowance for funds used during construction	(9.7)	(8.3)	(25.1)	(25.8)
Interest income and other	(0.1)	(0.2)	(0.4)	(1.8)
	25.5	24.6	85.1	73.1
Income from continuing operations before income taxes	210.4	170.2	412.7	379.2
Income taxes	27.8	12.4	59.5	46.2
Income from continuing operations, net of tax	182.6	157.8	353.2	333.0
Loss from discontinued operations, net of tax	(0.1)	(1.9)	(1.4)	(2.2)
Net income	182.5	155.9	351.8	330.8
Preferred dividend requirements of IPL	2.6	2.6	7.7	7.7
Net income attributable to Alliant Energy common shareowners	$179.9	$153.3	$344.1	$323.1
Weighted average number of common shares outstanding (basic and diluted)	113.2	110.8	112.5	110.8
Earnings per weighted average common share attributable to Alliant Energy common shareowners (basic and diluted):
Income from continuing operations, net of tax	$1.59	$1.40	$3.07	$2.94
Loss from discontinued operations, net of tax	—	(0.02)	(0.01)	(0.02)
Net income	$1.59	$1.38	$3.06	$2.92
Amounts attributable to Alliant Energy common shareowners:
Income from continuing operations, net of tax	$180.0	$155.2	$345.5	$325.3
Loss from discontinued operations, net of tax	(0.1)	(1.9)	(1.4)	(2.2)
Net income	$179.9	$153.3	$344.1	$323.1
Dividends declared per common share	$0.55	$0.51	$1.65	$1.53

ALLIANT ENERGY CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)

	September 30, 2015	December 31, 2014
	(in millions)
ASSETS:
Current assets:
Cash and cash equivalents	$139.2	$56.9
Other current assets	948.5	986.2
Property, plant and equipment, net	9,366.5	8,938.4
Investments	353.1	344.9
Other assets	1,751.3	1,759.5
Total assets	$12,558.6	$12,085.9
LIABILITIES AND EQUITY:
Current liabilities:
Current maturities of long-term debt	$3.0	$183.0
Commercial paper	109.1	141.3
Other current liabilities	878.7	890.4
Long-term debt, net (excluding current portion)	3,855.8	3,606.7
Other liabilities	3,765.9	3,624.0
Equity:
Alliant Energy Corporation common equity	3,745.2	3,438.7
Cumulative preferred stock of IPL	200.0	200.0
Noncontrolling interest	0.9	1.8
Total equity	3,946.1	3,640.5
Total liabilities and equity	$12,558.6	$12,085.9

ALLIANT ENERGY CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

	Nine Months Ended September 30,
	2015	2014
	(in millions)
Cash flows from operating activities	$695.3	$763.9
Cash flows used for investing activities:
Construction and acquisition expenditures:
Utility business	(678.9)	(587.4)
Alliant Energy Corporate Services, Inc. and non-regulated businesses	(47.5)	(45.1)
Proceeds from Minnesota electric and natural gas distribution asset sales	138.1	—
Other	(24.7)	(7.9)
Net cash flows used for investing activities	(613.0)	(640.4)
Cash flows used for financing activities:
Common stock dividends	(185.1)	(169.3)
Proceeds from issuance of common stock, net	145.4	—
Proceeds from issuance of long-term debt	250.7	2.9
Payments to retire long-term debt	(182.0)	(47.7)
Net change in commercial paper	(32.2)	74.4
Other	3.2	17.4
Net cash flows used for financing activities	—	(122.3)
Net increase in cash and cash equivalents	82.3	1.2
Cash and cash equivalents at beginning of period	56.9	9.8
Cash and cash equivalents at end of period	$139.2	$11.0

KEY FINANCIAL AND OPERATING STATISTICS

	September 30, 2015	September 30, 2014
Common shares outstanding (000s)	113,360	110,936
Book value per share	$33.04	$30.97
Quarterly common dividend rate per share	$0.55	$0.51

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Utility electric sales (000s of MWh) (a)
Residential	2,047	1,945	5,679	5,830
Commercial	1,694	1,643	4,816	4,820
Industrial	3,091	3,098	8,917	8,880
Retail subtotal	6,832	6,686	19,412	19,530
Sales for resale:
Wholesale	1,028	921	2,663	2,709
Bulk power and other	378	80	1,051	276
Other	28	34	102	112
Total	8,266	7,721	23,228	22,627
Utility retail electric customers (at September 30) (b)
Residential	815,715	848,733
Commercial	134,362	138,890
Industrial	2,609	2,866
Total	952,686	990,489
Utility gas sold and transported (000s of Dth) (a)
Residential	1,204	1,452	19,475	22,347
Commercial	1,616	1,746	13,879	15,458
Industrial	541	620	2,092	2,377
Retail subtotal	3,361	3,818	35,446	40,182
Transportation / other	18,772	14,910	57,213	46,521
Total	22,133	18,728	92,659	86,703
Utility retail gas customers (at September 30) (b)
Residential	363,887	370,085
Commercial	44,691	45,624
Industrial	398	432
Total	408,976	416,141

Estimated margin increases (decreases) from impacts of temperatures (in millions) -
	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Electric margins	($1)	($11)	$—	$7
Gas margins	(1)	—	1	8
Total temperature impact on margins	($2)	($11)	$1	$15

	Three Months Ended September 30,			Nine Months Ended September 30,
	2015	2014	Normal (c)	2015	2014	Normal (c)
Heating degree days (HDDs) (c)
Cedar Rapids, Iowa (IPL)	83	160	140	4,355	5,063	4,258
Madison, Wisconsin (WPL)	98	183	173	4,653	5,255	4,512
Cooling degree days (CDDs) (c)
Cedar Rapids, Iowa (IPL)	530	407	535	730	670	756
Madison, Wisconsin (WPL)	503	387	474	664	620	656
(a) In July 2015 and April 2015, IPL completed the sales of its Minnesota electric and gas distribution assets, respectively. Following the electric sale, Minnesota electric sales were reported as wholesale versus retail.
(b) Customer count decreases were largely due to sale of IPL’s Minnesota electric and natural gas distribution assets in 2015.
(c) HDDs and CDDs are calculated using a simple average of the high and low temperatures each day compared to a 65 degree base. Normal degree days are calculated using a rolling 20-year average of historical HDDs and CDDs.